Exhibit 5.1

Tel Aviv | October 22, 2014

Pointer Telocation Ltd.

14 Hamelacha Street,

Rosh Haayin 48091, Israel

Dear Sir and Madam:

We have acted as Israeli counsel to Pointer Telocation Ltd. (the "Company"), a corporation organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company's registration statement on Form F-3 (the "Registration Statement") relating to the registration under the United States Securities Act of 1933, as amended, of the offering for resale by the selling shareholder of up to 2,325,094 ordinary shares of the Company (the "Shares"), par value 3.00 NIS each.

 As counsel to the Company in Israel, we have examined such corporate records, documents, agreements and such matters of law, as we have considered necessary or appropriate for the purpose of rendering this opinion. Upon the basis of such examination, we advise you that in our opinion the Shares are validly issued, fully paid and nonassessable.

We are members of the Israel Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement, and we consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Yigal Arnon & Co.

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Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv 6702101, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724

31 Hillel Street, Jerusalem 9458131, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233

www.arnon.co.il | info@arnon.co.il

Yigal Arnon (1929-2014)

Dror Vigdor

Rami Kook

Nira Kuritzky

Amalia Meshi

Amnon Lorch

Eran Ilan

Hagai Shmueli

Barry Levenfeld

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Ron Gutman
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Paul H. Baris (1934-2010)